Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION ANNOUNCES ACQUISITION OF JOINT VENTURE PARTNER’S INTEREST IN INDUSTRIAL PORTFOLIO

(INDIANAPOLIS, June 16, 2010) – Duke Realty Corporation (NYSE: DRE), through its operating partnership, Duke Realty Limited Partnership (“DRLP”), announced today that it has agreed in principle to purchase its joint venture partner’s 50 percent interest in Dugan Realty, L.L.C. (“Dugan”) for $298.2 million, including the assumption of debt. DRLP previously owned a 50 percent interest in Dugan.

Dugan owns 106 industrial buildings totaling 20.8 million square feet and 62.6 net acres of undeveloped land located in Midwest and Southeast markets. The portfolio was 85.3 percent leased as of March 31, 2010. Dugan has a $195.4 million secured loan due in October 2010 and a $87.6 million secured loan due in October 2012. Upon completion of this acquisition, DRLP indirectly or directly will own 100 percent of Dugan’s assets and be obligated for 100 percent of Dugan’s liabilities.

“We are pleased to announce the acquisition of quality industrial assets from our Dugan Realty joint venture,” said Dennis D. Oklak, chairman and chief executive officer. “The ownership of industrial assets is consistent with our asset strategy.”

About Duke Realty Corporation

Duke Realty Corporation owns and operates more than 134 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on

Duke Realty Corporation Announces Acquisition of Joint Venture Partner’s Interest in Industrial Portfolio

June 16, 2010

which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com